                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of earliest event reported): September 26, 2001


                              RYDER SYSTEM, INC.
            (Exact name of registrant as specified in its charter)

Florida                                1-4364                59-0739250
(State or other jurisdiction of        (Commission           (IRS Employer
incorporation or organization)         File Number)          Identification No.)

3600 NW 82/nd/ Avenue, Miami, Florida                        33166
(Address of principal executive offices)                     (Zip Code)


                                (305) 500-3726
             (Registrant's telephone number, including area code)

            This report consists of 9 consecutively numbered pages.

ITEM 9.  REGULATION FD DISCLOSURE
         ------------------------

         Ryder System, Inc. (the "Company") has made this filing to furnish answers to questions that were submitted by analysts and investors subsequent the Company's July 25, 2001 earnings conference call and the Company's filing of Form 10-Q as of and for the periods ended June 30, 2001 (the "Q and A").

         Additionally, on September 24, 2001, the Company announced a third quarter restructuring charge and reaffirmed earnings guidance for the third quarter of 2001 ("Press Release").

         The content of the Q and A and the Press Release are furnished below in accordance with the requirements of Regulation FD.

                              Ryder System, Inc.
                             Questions and Answers

Question: In your filing of Form 10-Q as of and for the periods ended June 30, 2001, the Company indicated that responsibility for the Company's e-Commerce operations was transferred to the leadership of the Supply Chain Solutions (SCS) business segment in July 2001. Could you please furnish the Company's results by business segment that reflect reclassifications to conform to current presentation?

Answer: In addition to the transfer of responsibility for e-Commerce operations to the SCS leadership, responsibility for certain SCS accounts that had become more similar to the Company's Dedicated Contract Carriage (DCC) product was
transferred from the SCS leadership to the DCC leadership in July 2001.   Also,
costs and personnel associated with the maintenance of the Company's general web site began being reported internally as a component of Central Support Services in July 2001. The business segment revenue and contribution margin information furnished below reflects the aforementioned reclassifications to conform the Company's current reporting and presentation.

Ryder System, Inc.
Business Segment Revenue and Contribution Margin
Three and Six Months ended June 30, 2001 and 2000

                                                Three Months                After               Six Months             After
                                                 As Reported            Reclassifications       As Reported       Reclassifications
                                          --------------------------  -------------------  ---------------------  -----------------
                                                  2001        2000       2001      2000       2001        2000      2001     2000
                                          --------------------------  -------------------  ---------------------  -----------------
(unaudited)
Revenue:
   Fleet management solutions:
     Full service lease and program             $  468.8     464.3       468.8     464.3     $  933.9     924.4     933.9     924.4
     maintenance
     Commercial rental                             121.1     135.4       121.1     135.4        230.4     256.6     230.4     256.6
     Fuel                                          175.5     186.8       175.5     186.8        357.9     383.4     357.9     383.4
     Other                                          95.1      99.3        95.1      99.3        192.5     203.3     192.5     203.3
                                          --------------------------  ------------------- ----------------------- -----------------
     Total fleet management solutions              860.5     885.8       860.5     885.8      1,714.7   1,767.7   1,714.7   1,767.7
                                          --------------------------  ------------------- ----------------------- -----------------
Supply chain solutions                             387.8     402.3       385.7     400.3        773.1     788.9     769.1     785.1
Dedicated contract carriage                        128.6     134.0       132.3     136.0        259.2     267.6     265.9     271.4
E-Commerce                                           1.6         -           -         -          2.7         -         -         -
Eliminations                                       (84.4)    (89.9)      (84.4)    (89.9)      (174.1)   (183.4)    174.1)   (183.4)
                                          --------------------------  ------------------- ----------------------- ------------------
     Total revenue                              $1,294.1   1,332.2     1,294.1   1,332.2     $2,575.6   2,640.8   2,575.6   2,640.8
                                          ==========================  =================== ======================= ==================

Contribution margin:
     Fleet management solutions                 $   87.1      97.7        87.1      97.7     $  162.7     178.5     162.7     178.5
     Supply chain solutions                         16.2      17.8        14.0      16.9         23.8      32.4      19.2      31.0
     Dedicated contract carriage                    14.5      14.2        14.8      14.5         25.7      28.2      26.3      28.7
     E-Commerce                                     (2.4)     (1.1)          -         -         (5.0)     (1.6)        -         -
     Eliminations                                   (9.2)    (10.4)       (9.2)    (10.4)       (18.0)    (20.8)    (18.0)    (20.8)
                                          --------------------------  ------------------- ----------------------- ------------------
                                                   106.2     118.2       106.7     118.7        189.2     216.7     190.2     217.4
Central support services                           (66.1)    (71.2)      (66.6)    (71.7)      (132.1)   (138.2)   (133.1)   (138.9)
                                          --------------------------  ------------------- ----------------------- ------------------
Earnings from continuing operations
     before unusual items and income taxes          40.1      47.0        40.1      47.0         57.1      78.5      57.1      78.5
Restructuring and other charges                    (19.4)        -       (19.4)        -        (29.9)        -     (29.9)        -
                                          --------------------------  ------------------- ----------------------- ------------------

Earnings before income taxes                        20.7      47.0        20.7      47.0         27.2      78.5      27.2      78.5
Provision for income taxes                          (0.8)    (17.4)       (0.8)    (17.4)        (3.2)    (29.1)     (3.2)    (29.1)
                                          --------------------------  ------------------- ----------------------- ------------------
Net earnings                                    $   19.9      29.6        19.9      29.6     $   24.0      49.4      24.0      49.4
                                          ==========================  =================== ======================= ==================

 RYDER ANNOUNCES THIRD QUARTER CHARGE AND REAFFIRMS CURRENT EARNINGS PER SHARE
                              CONSENSUS ESTIMATES

     MIAMI, SEPTEMBER 24, 2001...Ryder System, Inc. (NYSE:R), a global leader in supply chain and transportation management solutions, announced it will record restructuring and other charges before income taxes of $50 million to $54 million, or $0.52 to $0.56 per share after income taxes, this quarter. The Company also indicated its third quarter earnings per share, excluding restructuring and other charges, should meet or exceed previous after-tax estimates of $0.47 to $0.49, as well as current Wall Street consensus estimates of $0.47. The Company's third quarter ends September 30, 2001.

     Gregory T. Swienton, Ryder's President and Chief Executive Officer, stated, "We continue to review contracts, operations and strategy to better position Ryder for long-term, sustainable and profitable growth. Although we are making these assessments in a difficult business environment, we're creating an infrastructure for improved performance."

     As expected, Ryder's revenue was lower than last year's first two months of the quarter, but was off more than previously anticipated due to continued sluggishness in the global economy. Ryder's aggressive cost-cutting and strategic initiatives, however, have generated better than expected results, significantly reducing the Company's cost structure. "These measures helped offset the revenue shortfall, stabilize earnings and are expected to help maintain lower overhead expenses for the foreseeable future," said Ryder's Senior Executive Vice President and Chief Financial Officer, C.J. Nelson.

     Commenting further, Swienton stated, "Current charges stem from the continuing review and revamping of our business, and the actions we've taken to proactively align the Company with the marketplace. We have worked diligently to eliminate unprofitable business, cut unnecessary expenses and overhead, overhaul processes and systems and enable Ryder to take advantage of current and future opportunities."
-                                    more                                      -

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Ryder Announces Third Quarter Charge
Page Two

     The four principal components of the pre-tax charge include: the cancellation of an information technology (IT) project in the Company's Fleet Management Solutions business unit; the write-off of certain software licenses; the pending shutdown of Systemcare, Ryder's shared-user home delivery network in the United Kingdom; and a continuation of previously announced headcount reductions and facility closures.

     The IT project is being cancelled because many of its anticipated benefits have been realized through other initiatives already underway. Moreover, anticipated costs now outweigh the project's expected short-term and long-term benefits. Ryder remains committed to upgrading its information technology systems and capabilities, and is currently prioritizing all current and proposed IT development projects in relation to Ryder's business objectives. It is unlikely, however, that the Company will deploy the type of enterprise-wide system originally envisioned for this project. The charges associated with canceling this project are approximately $22 million.

     The Company's investment in certain license agreements for supply chain management software is being written off because the software no longer has a viable business or customer application. The charge for the write-off, along with associated maintenance support, is approximately $5 million.

     While its contractual obligations to customers will be met, Systemcare will undergo a phased shutdown. The profit margin associated with maintaining Systemcare's facilities, technology and vehicles were no longer acceptable due to current market conditions. Ryder previously exited the shared-user home delivery business in the U.S. in the 1990s. The total severance, restructuring and other charges associated with the Systemcare shutdown are anticipated to be approximately $16 million.

     Although Ryder is exiting the shared-user sector in the U.K., the Company will continue to build its supply chain and logistics business in the United Kingdom and Europe, and is specifically targeting the dedicated user home delivery logistics sector. Among Ryder's customers in that sector are Sharps Bedrooms and Sainsbury's.

     Finally, Ryder will take $7 to $11 million in charges related to the ongoing restructuring of its U.S. operations. The charges consist primarily of severance and employee-related costs and facility closures related to the Company's previously announced and ongoing strategic initiatives designed to strengthen the Company.

     Actual results for the third quarter will be released on October 24, 2001, at which time the Company will host a conference call. Because of SEC regulations regarding fair disclosure, Ryder does not plan to provide any further information regarding its third quarter performance until October 24th.

-                                    more                                      -

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Ryder Announces Third Quarter Charge
Page Three

About Ryder
     Ryder provides a continuum of leading-edge logistics, supply chain and transportation management solutions worldwide. Ryder's product offerings range from full-service leasing, commercial rental and programmed maintenance of vehicles to integrated services such as dedicated contract carriage and carrier management. Additionally, Ryder offers comprehensive supply chain solutions, consulting, lead logistics management services and e-Business solutions that support customers' entire supply chains, from the sourcing of inbound raw materials through distribution and delivery of finished goods. Ryder serves customer needs throughout North America, in Latin America, Europe and Asia.

     For the fifth consecutive year, Ryder was ranked among Fortune's Most Admired Companies in the publication's 2001 survey of corporate reputations. Ryder has consistently ranked among the top five in its industry category since 1997. Forbes named Ryder "Best in Transportation and Logistics" as one of its "Magnetic 40" listing of companies that "create a network of partnerships that can spur growth, innovation and most important, serve customers better." InternetWeek named Ryder one of the top 100 U.S. companies for its effectiveness in using the Internet to achieve tangible business benefits. For the fourth consecutive year, Inbound Logistics recognized Ryder in 2001 as the top third-party logistics provider.

     Ryder's stock is a component of the Dow Jones Transportation Average and the Standard & Poor's 500 Index. With 2000 revenue of $5.34 billion, Ryder was ranked 333rd on the Fortune 500 list and 319th on the Forbes 500 in 2001. For more information on Ryder System, Inc., visit www.ryder.com.
                                              -------------

FORWARD-LOOKING STATEMENTS
--------------------------

Certain statements and information included in this Form 8-K are "forward-looking statements" under the Federal Private Securities Litigation Reform Act of 1995. Accordingly, we advise that these forward-looking statements be evaluated with consideration given to the many uncertainties inherent in our business that could cause actual results and events to differ materially from those in the forward-looking statements. Important factors that could cause such differences include, among others, the competitive pricing environment applicable to the Company's businesses, customer retention levels, changes in customers' business environments, changes in market conditions affecting the sale of used vehicles, greater than expected expenses associated with the Company's activities and changes in general economic conditions. Information furnished is not necessarily indicative of future results.

                                       8
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                                   SIGNATURE
                                   ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                 RYDER SYSTEM, INC.
                                                 (Registrant)

Date: September 24, 2001                         /s/ Corliss J. Nelson
                                                 ---------------------
                                                 Corliss J. Nelson
                                                 Senior Executive Vice President
                                                 and Chief Financial Officer

                                       9